Exhibit 99.1
Avid Technology Announces Q3 2019 Results
BURLINGTON, Mass., November 7, 2019 -- Avid® (NASDAQ: AVID), a leading technology provider that powers the media and entertainment industry, today announced its third quarter 2019 financial results and reaffirmed the full-year 2019 guidance provided on October 31.
Third Quarter 2019 Financial and Business Highlights

•	Results were in line with preliminary results provided on October 31, 2019.

•	Revenue was $93.5 million, down (10.2%) year-over-year from $104.0 million in Q3 2018.

•	Gross margin was 61.9%, up 360 basis points year-over-year. Non-GAAP Gross Margin was 62.1%, up 190 basis points year-over-year.

•	Operating expenses were $49.5 million, a decrease of (7.7%) year-over-year. Non-GAAP Operating Expenses were $47.3 million, a decrease of (6.8%) year over year.

•	Operating income was $8.4 million, up 19.5% year-over-year. Non-GAAP Operating Income was $10.7 million, a decrease of (9.6%) year-over-year.

•	Adjusted EBITDA was $12.8 million, a decrease of (12.3%) year-over-year. Adjusted EBITDA Margin was 13.7%, down (30) basis points year-over-year.

•	Net income per common share was $0.07, up from net income per common share of $0.02 in Q3 2018. Non-GAAP Net Income per Share was $0.10, down from Non-GAAP Net Income per Share of $0.13 in Q3 2018.

•	Net cash (used in) operating activities was ($2.6) million in Q3 2019, an improvement of $1.1 million compared to Net cash (used in) operating activities of ($3.7) million in Q3 2018.

•	Free Cash Flow was ($4.6) million, an improvement of $1.8 million compared to Free Cash Flow of ($6.4) million in Q3 2018.

•
Software revenue from subscriptions was $10.3 million, an increase of 17% year-over-year, with approximately 170,000 cloud-enabled software subscriptions as of September 30, 2019, up 46% year-over-year.

•	Software subscriptions billings were up 49% year-over-year.

•	Maintenance revenue was $33.4 million, a decrease of ($1.7) million year-over-year, but up $1.7 million sequentially from Q2 2019.

•	Recurring Revenue was 59.4% of the Company’s revenue in the twelve months ended September 30, 2019, up 560 basis points from 53.8% in the twelve months ended September 30, 2018.

•	Annual Contract Value was $258 million at the end of Q3 2019, up 3.7% from $249 million at the end of Q3 2018.

“As we indicated in our preliminary earnings release last week, while we are disappointed with our performance during the third quarter, we remain enthusiastic about the long-term trajectory of the Company and the opportunity for improving growth and profitability,” said Jeff Rosica, Chief Executive Officer and President of Avid. Mr. Rosica continued, “Our strong growth in subscription software and sequentially higher maintenance revenue for the third quarter also indicates our strategy for growing higher margin recurring revenue is progressing as planned.”
Ken Gayron, Executive Vice President and Chief Financial Officer of Avid added, “The revised guidance for full-year 2019 provided last week reflects the impact of the supply chain transition and softer demand from our smaller enterprise customers in hardware sales that the Company experienced during the third quarter.” Mr. Gayron continued, “The Company expects better performance in our seasonally stronger fourth quarter of 2019 and believes Avid will report strong year-over-year growth in Adjusted EBITDA for the full-year 2019 and achieve its original Free Cash Flow guidance for the full-year 2019.”

Explanations regarding our use of non-GAAP financial measures and operational metrics and related definitions, and reconciliations of our GAAP and non-GAAP measures, are provided in the sections below entitled "Non-GAAP Financial Measures and Operational Metrics" and "Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures".
Full-Year 2019 Guidance
Avid is also reaffirming its guidance for Revenue, Adjusted EBITDA, Free Cash Flow and Non-GAAP Net Income Per Share for full-year 2019 that was issued on October 31, 2019.

($ millions, except per share amounts)	Full-Year 2019
Revenue	$405 - $415
Adjusted EBITDA	$55 - $60
Free Cash Flow	$12 - $17
Non-GAAP Net Income Per Share	$0.50 - $0.60

All guidance presented by the Company is inherently uncertain and subject to numerous risks and uncertainties. Avid’s actual future results of operations could differ materially from those shown in the table above. For a discussion of some of the key assumptions underlying the guidance, as well as the key risks and uncertainties associated with these forward-looking statements, please see “Forward-Looking Statements” below as well as the Avid Technology Q3 2019 Business Update presentation posted on Avid’s Investor Relations website http://ir.avid.com.
Conference Call
Avid will host a conference call to discuss its financial results for the third quarter on Thursday, November 7, 2019 at 5:00 p.m. ET. The call will be open to the public and can be accessed by dialing +1 334-777-6978 and referencing confirmation code 7163009. You may also access the presentation slides and listen to the call on the Avid Investor Relations website. To listen via the website, go to the events tab at ir.avid.com for complete details prior to the start of the conference call. A replay of the call will also be available for a limited time on the Avid Investor Relations website shortly after the completion of the call.
2019 Investor Day
Avid will host an Investor Day on Tuesday, November 19, 2019 from 10:00 am to 3:00 pm Eastern Time at the NASDAQ MarketSite located at 4 Times Square, New York, NY. During the day, Avid will provide a detailed review of its business and strategy. Interested attendees should RSVP to Whit Rappole, VP of Investor Relations, at IR@Avid.com by November 12, 2019 to confirm attendance. A webcast and replay of the Investor Day will also be available on the Avid Investor Relations website.
Non-GAAP Financial Measures and Operational Metrics
Avid includes non-GAAP financial measures in this press release, including Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Expenses, Non-GAAP Operating Income, Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Share. The Company also includes the operational metrics of Billings, Cloud-enabled software subscriptions, Recurring Revenue and Annual Contract Value in this release. Avid believes the non-GAAP financial measures and operational metrics provided in this release provide helpful information to investors with respect to evaluating the Company’s performance. Unless noted, all financial and operating information is reported based on actual exchange rates. Definitions of the non-GAAP financial measures and operational metrics are included in our Form

8-K filed today. Reconciliations of the non-GAAP financial measures presented in this press release to the Company's comparable GAAP financial measures for the periods presented are set forth below and are also included in the supplemental financial and operational data sheet available on our investor relations webpage at ir.avid.com, which also includes definitions of all operational metrics.
This earnings press release also includes forward-looking non-GAAP financial measures, including Adjusted EBITDA, Free Cash Flow, and Non-GAAP Net Income Per Share. Reconciliations of these forward-looking non-GAAP financial measures are not included in the earnings release due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible at this time. As a result, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts.
Forward-Looking Statements
Certain information provided in this press release, including the tables attached hereto, include forward-looking statements that involve risks and uncertainties, including projections and statements about our anticipated plans, objectives, expectations and intentions. Among other things, this press release includes estimated results of operations for the year ending December 31, 2019, which estimates are based on a variety of assumptions about key factors and metrics that will determine our future results of operations, including, for example, completion of the transition of our hardware supply chain, anticipated market uptake of new products and market-based cost inflation. Other forward-looking statements include, without limitation, statements based upon or otherwise incorporating judgments or estimates relating to future performance such as future operating results and expenses; earnings; backlog; product mix and free cash flow; Recurring Revenue and Annual Contract Value; our future strategy and business plans; our product plans, including products under development, such as cloud and subscription based offerings; our ability to raise capital and our liquidity. The projected future results of operations, and the other forward-looking statements in this release, are based on current expectations as of the date of this release and subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to the effect on our sales, operations and financial performance resulting from: our liquidity; our ability to execute our strategic plan, including our cost saving strategies and transition of our hardware supply chain, and meet customer needs; our ability to retain and hire key personnel; our ability to produce innovative products in response to changing market demand, particularly in the media industry; our ability to successfully accomplish our product development plans; competitive factors; history of losses; fluctuations in our revenue based on, among other things, our performance and risks in particular geographies or markets; our higher indebtedness and ability to service it and meet the obligations thereunder; restrictions in our credit facilities; our move to a subscription model and related effect on our revenues and ability to predict future revenues; fluctuations in subscription and maintenance renewal rates; elongated sales cycles; fluctuations in foreign currency exchange rates; seasonal factors; adverse changes in economic conditions; variances in our revenue backlog and the realization thereof; and the possibility of legal proceedings adverse to our company. Moreover, the business may be adversely affected by future legislative, regulatory or other changes, including tax law changes, as well as other economic, business and/or competitive factors. The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are set forth in our public filings with the SEC. Forward-looking statements contained herein are made only as to the date of this press release and we undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.
About Avid
Avid delivers the most open and efficient media platform, connecting content creation with collaboration, asset protection, distribution, and consumption. Avid’s preeminent customer community uses Avid’s comprehensive tools and workflow solutions to create, distribute and monetize the most watched, loved and listened to media in the world-from prestigious and award-winning feature films to popular television shows, news programs and televised sporting events, and celebrated music recordings and live concerts. With the most flexible deployment and pricing options, Avid’s industry-leading solutions include Media Composer®, Pro Tools®, Avid NEXIS®, MediaCentral®, iNEWS®, AirSpeed®, Sibelius®, Avid VENUE™, Avid FastServe®™, Maestro™, and PlayMaker™. For more information about Avid solutions and services, visit www.avid.com, connect with Avid on Facebook, Instagram, Twitter, YouTube, LinkedIn, or subscribe to Avid Blogs.

© 2019 Avid Technology, Inc. All rights reserved. Avid, the Avid logo, Avid NEXIS, Avid FastServe, AirSpeed, iNews, Maestro, MediaCentral, Media Composer, NewsCutter, PlayMaker, Pro Tools, Avid VENUE, and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. All other trademarks are the property of their respective owners. Product features, specifications, system requirements and availability are subject to change without notice.

Contacts

Investor Contact:	PR Contact:
Whit Rappole	Jim Sheehan
Avid	Avid
ir@avid.com	jim.sheehan@avid.com
(978) 275-2032	(978) 640-3152

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Operations
(unaudited - in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net revenues:
Products	42,911	52,133	147,633	144,922
Services	50,550	51,913	147,848	155,676
Total net revenues	93,461	104,046	295,481	300,598

Cost of revenues:
Products	23,877	27,042	79,535	79,684
Services	11,726	14,443	36,408	42,414
Amortization of intangible assets	—	1,950	3,738	5,850
Total cost of revenues	35,603	43,435	119,681	127,948
Gross profit	57,858	60,611	175,800	172,650

Operating expenses:
Research and development	14,860	15,873	46,325	47,543
Marketing and selling	22,334	23,461	73,341	77,352
General and administrative	12,034	13,660	38,543	41,656
Amortization of intangible assets	—	363	695	1,089
Restructuring costs, net	229	226	518	3,401
Total operating expenses	49,457	53,583	159,422	171,041

Operating income	8,401	7,028	16,378	1,609

Interest and other expense, net	(5,519)	(5,725)	(23,994)	(17,362)
Income (loss) before income taxes	2,882	1,303	(7,616)	(15,753)
(Benefit from) provision for income taxes	(283)	425	155	824
Net income (loss)	$3,165	$878	$(7,771)	$(16,577)

Net income (loss) per common share – basic and diluted	$0.07	$0.02	$(0.18)	$(0.40)

Weighted-average common shares outstanding – basic	42,913	41,792	42,510	41,596
Weighted-average common shares outstanding – diluted	43,674	42,226	42,510	41,596

AVID TECHNOLOGY, INC.
Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures
(unaudited - in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
GAAP revenue
Total net revenues	$93,461	$104,046	$295,481	$300,598

Non-GAAP Gross Profit
GAAP gross profit	57,858	60,611	175,800	172,650
Amortization of intangible assets	—	1,950	3,738	5,850
Stock-based compensation	185	95	420	222
Non-GAAP Gross Profit	$58,043	$62,656	179,958	178,722
Non-GAAP Gross Margin	62.1%	60.2%	60.9%	59.5%

Non-GAAP Operating Expenses
GAAP operating expenses	49,457	53,583	159,422	171,041
Less Amortization of intangible assets	—	(363)	(695)	(1,089)
Less Stock-based compensation	(1,860)	(1,981)	(5,368)	(4,109)
Less Restructuring costs, net	(229)	(226)	(518)	(3,401)
Less Restatement costs	—	(223)	2	(815)
Less Acquisition, integration and other costs	(32)	(17)	(458)	(61)
Less Efficiency program costs	(33)	(2)	(191)	(80)
Non-GAAP Operating Expenses	$47,303	$50,771	152,194	161,486

Non-GAAP Operating Income
GAAP operating income	8,401	7,028	16,378	1,609
Amortization of intangible assets	—	2,313	4,433	6,939
Stock-based compensation	2,045	2,076	5,788	4,331
Restructuring costs, net	229	226	518	3,401
Restatement costs	—	223	(2)	815
Acquisition, integration and other costs	32	17	458	61
Efficiency program costs	33	2	191	80
Non-GAAP Operating Income	$10,740	$11,885	27,764	17,236

Adjusted EBITDA
Non-GAAP Operating Income (from above)	$10,740	$11,885	27,764	17,236
Depreciation	2,045	2,693	7,037	8,967
Adjusted EBITDA	$12,785	$14,578	34,801	26,203
Adjusted EBITDA Margin	13.7%	14.0%	11.8%	8.7%

Non-GAAP Net Income
Non-GAAP Operating Income (from above)	10,740	11,885	27,764	17,236
Less: Non-GAAP interest and other expense	(5,519)	(5,725)	(16,623)	(17,362)
Less: Non-GAAP income tax provision	(663)	(597)	(1,119)	(1,076)
Non-GAAP Net Income (Loss)	$4,558	$5,563	$10,022	$(1,202)
Weighted-average common share outstanding - diluted	43,674	42,226	42,510	41,596
Non-GAAP Net Income (Loss) Per Share - diluted	$0.10	$0.13	$0.24	$(0.03)

Free Cash Flow
GAAP net cash (used in) provided by operating activities	(2,551)	(3,747)	1,112	(4,248)
Capital expenditures	(2,052)	(2,652)	(5,629)	(7,540)
Free Cash Flow	$(4,603)	$(6,399)	(4,517)	(11,788)
Free Cash Flow conversion of Adjusted EBITDA	(36.0)%	(43.9)%	(13.0)%	(45.0)%

These non-GAAP measures reflect how Avid manages its businesses internally. Avid’s non-GAAP measures may vary from how other companies present non-GAAP measures. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

AVID TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(unaudited - in thousands)

	September 30,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$52,289	$56,103
Restricted cash	1,664	8,500
Accounts receivable, net of allowances of $598 and $1,339 at September 30, 2019 and December 31, 2018, respectively.	53,718	67,754
Inventories	32,168	32,956
Prepaid expenses	13,140	8,853
Contract assets	14,418	16,513
Other current assets	6,559	5,917
Total current assets	173,956	196,596
Property and equipment, net	20,140	21,582
Intangible assets, net	—	4,432
Goodwill	32,643	32,643
Right of use assets	31,467	—
Long-term deferred tax assets, net	2,006	1,158
Other long-term assets	6,009	9,432
Total assets	$266,221	$265,843

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$35,554	$39,239
Accrued compensation and benefits	16,601	21,967
Accrued expenses and other current liabilities	36,531	37,547
Income taxes payable	2,170	1,853
Short-term debt	29,705	1,405
Deferred revenue	71,224	85,662
Total current liabilities	191,785	187,673
Long-term debt	199,593	220,590
Long-term deferred revenue	13,757	13,939
Long-term lease liabilities	28,930	—
Other long-term liabilities	5,081	10,302
Total liabilities	439,146	432,504

Stockholders’ deficit:
Common stock	429	423
Additional paid-in capital	1,025,796	1,028,924
Accumulated deficit	(1,194,781)	(1,187,010)
Treasury stock at cost	—	(5,231)
Accumulated other comprehensive loss	(4,369)	(3,767)
Total stockholders’ deficit	(172,925)	(166,661)
Total liabilities and stockholders’ deficit	$266,221	$265,843

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Nine Months Ended
	September 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(7,771)	$(16,577)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	11,469	15,905
Recovery from doubtful accounts	(156)	61
Stock-based compensation expense	5,788	4,331
Non-cash provision for restructuring	—	1,083
Non-cash interest expense	7,054	8,697
Loss on extinguishment of debt	2,878	—
Unrealized foreign currency transaction losses (gains)	237	(794)
Provision for deferred taxes	(886)	6
Changes in operating assets and liabilities:
Accounts receivable	14,192	10,129
Inventories	788	294
Prepaid expenses and other assets	(3,526)	3,724
Accounts payable	(3,661)	3,467
Accrued expenses, compensation and benefits and other liabilities	(13,035)	(12,453)
Income taxes payable	372	423
Deferred revenue and contract assets	(12,631)	(22,544)
Net cash provided by (used in) operating activities	1,112	(4,248)

Cash flows from investing activities:
Purchases of property and equipment	(5,629)	(7,540)
Increase in other long-term assets	—	(25)
Net cash used in investing activities	(5,629)	(7,565)

Cash flows from financing activities:
Proceeds from long-term debt	79,286	22,688
Repayment of debt	(1,113)	(7,808)
Payments for repurchase of outstanding notes	(76,269)	—
Proceeds from the issuance of common stock under employee stock plans	309	266
Common stock repurchases for tax withholdings for net settlement of equity awards	(3,444)	(957)
Partial unwind capped call cash receipt	27	—
Payments for credit facility issuance costs	(5,979)	—
Net cash (used in) provided by financing activities	(7,183)	14,189

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(615)	(358)
Net (decrease) increase in cash, cash equivalents and restricted cash	(12,315)	2,018
Cash, cash equivalents and restricted cash at beginning of period	68,094	60,433
Cash, cash equivalents and restricted cash at end of period	$55,779	$62,451
Supplemental information:
Cash and cash equivalents	$52,289	$50,460
Restricted cash	1,664	8,500
Restricted cash included in other long-term assets	1,826	3,491
Total cash, cash equivalents and restricted cash shown in the statement of cash flows	$55,779	$62,451

AVID TECHNOLOGY, INC.
Supplemental Revenue Information
(unaudited - in millions)

Backlog Disclosure for Quarter Ended September 30, 2019

	September 30,	June 30,	September 30,
	2019	2019	2018
Revenue Backlog*

Deferred Revenue	$85.0	$93.5	$88.2
Other Backlog	$358.6	$351.3	$370.9
Total Revenue Backlog	$443.6	$444.8	$459.1

The expected timing of recognition of revenue backlog as of September 30, 2019 is as follows:

	2019	2020	2021	Thereafter	Total

Deferred Revenue	$31.4	$39.4	$8.4	$5.8	$85.0
Other Backlog	50.4	117.2	62.2	128.8	358.6
Total Revenue Backlog	$81.8	$156.6	$70.6	$134.6	$443.6

*A definition of Revenue Backlog is included in our Form 8-K filed today and the supplemental financial and operational data sheet available on our investor relations webpage at ir.avid.com.